EXHIBIT 21

ENTITIES OF ALLERGAN, INC.

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
1	Allergan Productos Farmaceuticos S.A.	Argentina
2	Allergan Australia Pty Limited	Australia
3	Allergan N.V.	Belgium
4	Collagen Aesthetics Benelux S.A.	Belgium
5	Allergan Holdings B Ltd.	Bermuda
6	Allergan Produtos Farmacêuticos Ltda.	Brazil
7	Inamed do Brasil Ltda	Brazil
8	Allergan Inc.	Canada
9	Allergan Pharmaceuticals Ireland	Cayman Islands
10	Allergan Holdings C, Ltd.	Cayman Islands
11	Allergan Laboratorios Limitada	Chile
12	Allergan Information Consulting (Shanghai) Co., Ltd.	China
13	Allergan de Colombia S.A.	Colombia
14	Allergan Costa Rica, S.R.L.	Costa Rica
15	Allergan Services Costa Rica, S.R.L.	Costa Rica
16	Allergan ApS	Denmark
17	Allergan France S.A.S.	France
18	Allergan Holdings France SAS	France
19	Collagen Aesthetics France SARL	France
20	Allergan Industrie S.A.S.	France
21	S.C.I. Focus	France
22	S.C.I. Val Promery	France
23	Pharm-Allergan GmbH	Germany
24	Allergan Asia Limited	Hong Kong
25	Allergan Hong Kong Limited	Hong Kong
26	Allergan Healthcare India Private Limited	India
27	Allergan India Private Limited*	India
28	Allergan Pharmaceutical Development Center India Private Limited	India
29	Allergan Botox Limited	Ireland
30	Allergan Pharmaceuticals Holdings (Ireland) Limited	Ireland
31	Allergan Services International, Limited	Ireland
32	Chamfield Limited	Ireland
33	McGhan Ireland Holdings Ltd.	Ireland
34	McGhan Limited	Ireland
35	Medisyn Technologies Limited	Ireland
36	Seabreeze Silicone Limited	Ireland
37	The Seabreeze Holdings LLC AGN Seabreeze LLC Limited Partnership	Ireland
38	Allergan Israel Ltd.	Israel
39	Allergan S.p.A.	Italy
40	Allergan International YK	Japan
41	Allergan Japan K.K.	Japan
42	Allergan K.K.	Japan
43	Allergan NK	Japan
44	Collagen KK	Japan
45	Allergan Korea Limited	Korea
46	Samil Allergan Limited*	Korea
47	Allergan Luxembourg S.à r.l.	Luxembourg
48	Collagen Luxembourg S.A.	Luxembourg
49	Allergan Malaysia Sdn. Bhd.	Malaysia
50	Allergan, S.A. de C.V.	Mexico
51	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico
52	BioEnterics Latin America S.A. de C.V.	Mexico
53	McGhan Medical Mexico S.A. de C.V.	Mexico
54	Allergan B.V.	Netherlands
55	Allergan Services B.V.	Netherlands
56	McGhan Medical B.V.	Netherlands

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
57	Allergan Holdings B.V.	Netherlands Antilles
58	Allergan New Zealand Limited	New Zealand
59	Allergan AS	Norway
60	Allergan Healthcare Philippines, Inc.	Philippines (Republic of)
61	Allergan Spółka z ograniczoną odpowiedzialnością	Poland
62	Allergan C.I.S. SARL	Russia
63	Allergan Singapore Pte. Ltd.	Singapore
64	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
65	Allergan, S.A.U.	Spain
66	Allergan Norden AB	Sweden
67	Allergan AG	Switzerland
68	Allergan Medical S.A.R.L.	Switzerland
69	Allergan (Thailand) Ltd.	Thailand
70	Allergan Ilaçlari Ticaret Anonim Şirketi	Turkey
71	Allergan de Venezuela, C.A.	Venezuela
72	Allergan Holdings Limited	United Kingdom
73	Allergan Limited	United Kingdom
74	Allergan Optical Irvine, Inc.	United States/CA
75	Allergan Sales Puerto Rico, Inc.	United States/CA
76	CUI Corporation	United States/CA
77	Herbert Laboratories	United States/CA
78	Inamed Development Company	United States/CA
79	Silicone Engineering, Inc.	United States/CA
80	Oculex Pharmaceuticals, Inc.	United States/CA
81	AGN Seabreeze, LLC	United States/DE
82	Allergan America, LLC	United States/DE
83	Allergan Holdings, Inc.	United States/DE
84	Allergan Property Holdings, LLC	United States/DE
85	Allergan Puerto Rico Holdings, Inc.	United States/DE
86	Allergan Sales, LLC	United States/DE
87	Allergan Specialty Therapeutics, Inc.	United States/DE
88	Allergan USA, Inc.	United States/DE
89	Inamed, LLC	United States/DE
90	Inamed Corporation	United States/DE
91	Pacific Pharma, Inc.	United States/DE
92	Serica Technologies, Inc.	United States/DE
93	Seabreeze LP Holdings, LLC	United States/DE
94	Flowmatrix Corporation	United States/NV
95	TotalSkinCare.com Corporation	United States/NV

*

Except for Allergan India Private Limited and Samil Allergan Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant and Samil Allergan Limited is 50.001% owned by Registrant.